                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      New England Variable Annuity Fund I
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      New England Variable Annuity Fund I
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                      NEW ENGLAND VARIABLE ANNUITY FUND I

                 NOTICE OF SPECIAL MEETING OF CONTRACTHOLDERS
                               October 30, 2000

To the Contractholders:

  Notice is hereby given that a Special Meeting of Contractholders of New England Variable Annuity Fund I (the "Fund") will be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston
Street, Boston, Massachusetts 02116, on October 30, 2000 at     (Boston time)
for the following purposes:

    1. To approve a new investment advisory agreement between Capital Growth Management Limited Partnership and the Fund.

    2. To fix the number of members of the Board of Managers at eight members.

    3. To elect a Board of Managers.

    4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                                       By order of the President,

                                       Thomas M. Lenz, Secretary

September  , 2000

                            YOUR VOTE IS IMPORTANT

 PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT
     THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      NEW ENGLAND VARIABLE ANNUITY FUND I
                              501 Boylston Street
                          Boston, Massachusetts 02116

                                PROXY STATEMENT

  The enclosed Proxy is solicited on behalf of the Board of Managers of New England Variable Annuity Fund I (the "Fund") for use at the Special Meeting of Contractholders of the Fund called to be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston Street, Boston,
Massachusetts 02116 on October 30, 2000 at      (Boston time) and at any
adjournment or adjournments thereof (the "Meeting"). The Fund is a separate account of Metropolitan Life Insurance Company ("MetLife").

  This statement and its enclosures are being mailed to Contractholders beginning on or about September , 2000. A copy of the 1999 Annual Report to Contractholders and the Fund's semiannual report for the six months ended June 30, 2000 may be obtained without charge from New England Financial by writing to the above address or by calling (800) 356-5015.

  This Proxy Statement consists of three parts.

  Part I contains information relating to Proposal 1, the proposal to approve a new investment advisory agreement between Capital Growth Management Limited Partnership ("CGM") and the Fund (the "New Agreement").

  Part II contains information relating to Proposals 2 and 3, the election of the members of the Board of Managers of the Fund (the "Managers").

  Part III contains information about the Fund and other matters.

  Each timely, properly executed proxy will be voted as you instruct. If no choice is indicated, the proxy will be voted in favor of the proposals set forth in the attached Notice of Meeting. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Board of Managers of the Fund (c/o New England Variable Annuity Fund I, 501 Boylston Street, Boston Massachusetts, 02116), by properly executing a later-dated proxy or by attending the Meeting, requesting return of the proxy and voting in person.

  Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures beginning on or about September , 2000, but supplementary solicitations may also be made by personal interview, mail, telephone and telegraph by officers or Managers of the Fund or by officers, employees or agents of New

England Financial, which supplies administrative services to the Fund, and its subsidiaries. The entire cost of the solicitation will be borne by Nvest Companies, L.P. ("Nvest")

                                     VOTING

  The Board of Managers of the Fund has fixed the close of business on August 31, 2000 as the record date (the "Record Date") for determination of the Contractholders entitled to receive notice of and to vote at the meeting and of the number of votes to which such persons are entitled.

  Each Contractholder at the close of business on the Record Date is entitled to cast at the meeting the number of votes attributable to its contract on such Record Date. The number of votes that the Contractholder is entitled to cast is shown on the Proxy. The number of votes which a Contractholder may cast on a contract in the accumulation period is equal to the number of accumulation units standing to the credit of the contract. During the annuity period a Contractholder may cast the number of votes equal to (i) the amount of assets established in the Fund to meet the obligation for future payments under variable options elected under the contract divided by (ii) the value of an accumulation unit. (Fractional units are counted.) Based on the foregoing,
there are [      ] votes eligible to be cast by Contractholders at the meeting.

  All notices and proxy materials will be provided to the Contractholders, including such number thereof as are necessary to enable each Contractholder to distribute copies thereof to any persons who have the right to instruct such Contractholder with respect to votes attributable to such Contractholder's contract. Neither the Fund, New England Financial nor MetLife shall be under a duty to inquire as to (1) the receipt by a Contractholder of instructions from persons, if any, who may have the right to instruct the Contractholder with respect to votes attributable to the Contractholder's contract, (2) the validity or effect of any voting instructions received by a Contractholder or
(3) the authority of the Contractholder to cast votes. Except to the extent that the Fund, New England Financial or MetLife has actual knowledge to the contrary, the votes cast by the Contractholders shall be valid and effective as they affect the Fund, New England Financial, MetLife and any others having voting rights with respect to the Fund.

I. THE NEW AGREEMENT (PROPOSAL 1)

  The reason the Managers are proposing the New Agreement for the Fund is that the current advisory agreement of the Fund (the "Current Agreement") will terminate when CGM's parent company, Nvest, is acquired by a new parent company, CDC Asset Management ("CDC AM"). (A federal law, the Investment Company Act of 1940 (the "Investment Company Act"), provides generally that the advisory agreements of mutual funds, including advisory agreements such as the Current Agreement, automatically terminate when the investment adviser (including CGM) or its parent company undergo a significant change of ownership.) The Managers have carefully considered the matter, and have concluded that it is appropriate to enter into the New Agreement, so that CGM can continue to manage the Fund on the same terms as are now in effect, following the acquisition of Nvest by CDC AM.

  The acquisition of Nvest by CDC AM will occur only if various conditions are satisfied (or waived by the parties, if permitted by law). These conditions include, among others, certain government approvals of the acquisition and approval of the acquisition by vote of the unit holders of Nvest and Nvest, L.P. ("Nvest, L.P."), Nvest's advising general partner. Nvest currently expects that the acquisition will occur during the fourth calendar quarter of 2000, but the acquisition could be delayed. If the acquisition does not occur, the New Agreement would not be needed because the automatic termination of the Current Agreement would not occur.

  No change in the advisory fee rate paid by the Fund to CGM is being proposed.

 Description of the New Agreement

  The New Agreement is identical to the Current Agreement, except that the New Agreement will be dated as of the date that CDC AM acquires Nvest. The Current Agreement was most recently approved by the Managers at meetings on June 17, 1999 and June 15, 2000, and was most recently submitted for Contractholder approval [at a meeting held of December 28, 1995. The Current Agreement was submitted at that time to approve its continuance following a change in control of New England Financial's former parent company, New England Mutual Life Insurance Company (which also controlled Nvest), with and into MetLife, with MetLife as the surviving company, which merger was consummated on August 30, 1996].

  The advisory fee rate under the New Agreement--which is the same as the advisory fee rate under the Current Agreement--is .0084% daily (.3066% on an annual basis) of the current value of the total net assets of the Fund, payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Managers may from time to time determine and specify in writing to CGM. Appendix A to this Proxy Statement contains the form of the New Agreement, which is the same as the Current Agreement, except for the date. The next several paragraphs briefly summarize some important provisions of the New Agreement, but for a complete understanding of this agreement you should read Appendix A.

  Under the New Agreement, CGM has overall advisory and administrative responsibility for the Fund.

  The New Agreement provides that it will continue in effect until August 30, 2001 (beginning on the date CDC AM acquires Nvest). After that, it will continue in effect from year to year as long as the continuation is approved at least annually (i) by the Managers or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Managers who are not "interested persons," as that term is defined in the Investment Company Act, of the Fund or any investment adviser to the Fund. These Managers who are not "interested persons" are referred to below as the "Independent Managers."

  The New Agreement may be terminated without penalty (i) by vote of the Managers or by vote of a majority of the votes which may be cast by all of the Contractholders, on sixty days' written notice to CGM, or (ii) by CGM, upon ninety days' written notice to the Fund, and each terminates automatically in the event of its "assignment" as defined in the Investment Company Act. The Investment Company Act defines "assignment" to include, in general, transactions in which a significant change in the ownership of an investment adviser, including CGM, or its parent company occur (such as the acquisition of Nvest by CDC AM).

  In addition, the New Agreement will automatically terminate if New England Financial requires the Fund to eliminate all references to the words "New England," unless the continuance of such New Agreement after such change is approved by the affirmative vote of the lesser of (1) Contractholders who hold 67 percent or more of all the votes which may be cast by such Contractholders as are present (in person or by proxy) and entitled to vote at such meeting, provided that Contractholders holding more than 50 percent of all votes of the Fund entitled to be cast at such meeting are present (in person or by proxy), or (2) the holders of more than 50 percent of all votes which may be cast by all Contractholders of the Fund entitled to vote at such meeting.

  The New Agreement provides that CGM will not be liable to the Fund or the Contractholders, except for liability arising from CGM's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

 Basis for the Managers' Recommendation

  The Managers determined at a meeting held on August 3, 2000 to recommend that the Contractholders vote to approve the New Agreement.

  In coming to this recommendation, the Managers considered a wide range of information of the type they regularly consider when determining whether to continue the Fund's advisory agreement as in effect from year to year. The Managers considered information about, among other things:

  . CGM and its personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources and investment process;

  .   the terms of the advisory agreement (in this case, the New Agreement);

  . the scope and quality of the services that CGM has been providing to the Fund;

  . the investment performance of the Fund and of similar funds advised or subadvised by other advisers;

  . the advisory fee rates payable to CGM by the Fund and by similar funds managed or subadvised by CGM, and payable by similar funds managed by other advisers. During the year ended December 31, 1999, the Fund paid CGM advisory fees of $229,509 (Appendix B to this Proxy Statement contains information comparing CGM's advisory or subadvisory fee schedule to the fee schedule for other funds managed or subadvised CGM that have investment objectives similar to those of the Fund);

  . the total expense ratios of the Fund and of similar funds managed by other advisers;

  . CGM's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers' and dealers' provision of brokerage and research services to CGM (see "Certain Brokerage Matters" below for more information about these matters); and

  . compensation payable by the Fund to affiliates of CGM for other services. During the year ended December 31, 1999, there was no such compensation.

  In addition to reviewing these kinds of information, which the Managers regularly consider on an annual or more frequent basis, the Managers gave particular consideration to matters relating to the possible effects on CGM and the Fund of the acquisition of Nvest by CDC AM. Among other things, the Managers considered:

  . the stated intention of Nvest and CDC AM that CGM will continue to have a high degree of managerial autonomy from their parent organizations and from other subsidiaries of Nvest;

  . the stated intention of Nvest, CDC AM and CGM that the acquisition not change the investment approach or process used by CGM in managing the Fund;

  . representations of senior executives of CGM and the portfolio managers of the Fund that they have no intention of terminating their employment with CGM as a result of CDC AM's acquisition of Nvest, and representations of CGM, Nvest and CDC AM that they have no intention of terminating the employment of these executives or portfolio managers as a result of the acquisition;

  . certain actions taken by CDC AM, Nvest and CGM to help retain and incent key personnel of Nvest and CGM; and

  . the general reputation and the financial resources of CDC AM and its parent organizations.

  In addition, the Managers considered that the agreement relating to the acquisition of Nvest by CDC AM provides that CDC AM and its immediate parent company will (subject to certain qualifications) use their reasonable best efforts to assure compliance with Section 15(f) of the Investment Company Act.
Section 15(f) provides that a mutual fund investment adviser (including CGM) or its affiliates can receive benefit or compensation in connection with a change of control of the investment adviser (such as CDC AM's acquisition of CGM's parent, Nvest) if two conditions are satisfied.

  First, for three years after the change of control, at least 75% of the members of the board of any registered investment company advised by the adviser must consist of persons who are not "interested persons," as defined in the Investment Company Act, of the adviser. If the acquisition of Nvest by CDC AM is completed before January 1, 2001, the 75% test of Section 15(f) will be satisfied upon the resignations of Anne M. Goggin and Mary Ann Brown, two Managers who are interested persons of the Fund, simultaneously with the acquisition. On January 1, 2001, Edward A. Benjamin will become an Independent Manager, as discussed in Part II below, and Mses. Goggin and Brown will then be able to rejoin the Board (either pursuant to the Contractholder vote as described in Proposal 3 or upon resolution by the then-current Managers) without violating the 75% test in Section 15(f) of the Investment Company Act. Alternatively, if CDC AM's acquisition of Nvest occurs on or after January 1, 2001, the composition of the Managers at the time of the acquisition will satisfy the 75% test, and therefore no resignations will be necessary. A more complete description of the potential upcoming resignations of Mses. Goggin and Brown, and the nominations and proposed election of all the Managers, is set forth in Part II of this Proxy Statement.

  Second, no "unfair burden" may be imposed on any such registered investment company as a result of the change of control transaction or any express or implied terms, conditions or understandings applicable to the transaction. "Unfair burden" means any arrangement, during the two years after the transaction, by which the investment adviser or any "interested person" of the adviser receives or is entitled to receive any compensation, directly or indirectly, from such investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company.

  After carefully considering the information summarized above, the Managers, including the Independent Managers, unanimously voted to approve the New Agreement and to recommend that the Contractholders vote to approve the New Agreement.

 Information About the Ownership of CGM, Nvest and the CDC AM/Nvest Transaction

  CGM. CGM is a limited partnership whose sole general partner, Kenbob, Inc., is a corporation owned in equal shares by Robert L. Kemp and G. Kenneth Heebner. Mr. Kemp and Mr. Heebner are the principal executive officers of CGM, and their principal occupations are their positions with CGM. The address of CGM, Kenbob, Inc. and Messrs. Kemp and Heebner is One International Place, Boston Massachusetts, 02110. Nvest owns a majority limited partnership interest in CGM. As of June 30, 2000, CGM had assets under management of approximately $7.2 billion.

  Nvest. Nvest's managing general partner, Nvest Corporation, is a direct wholly-owned subsidiary of MetLife New England Holdings, Inc. MetLife New England Holdings, Inc. is a direct wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"). Nvest Corporation is also the sole general partner of Nvest, L.P. Nvest, L.P., Nvest's advising general partner, is a publicly traded company listed on the New York Stock Exchange. In addition to owning Nvest Corporation, MetLife owns, directly or indirectly, approximately a 48% limited partnership interest in Nvest. Nvest, L.P. owns approximately 14% of Nvest. (These percentages do not reflect the vesting and exercise, described below, of various options held by personnel of Nvest and of its affiliates, including CGM, to acquire limited partnership units of Nvest, L.P.) If the proposed acquisition is completed, Nvest Corporation will cease to be the managing general partner of Nvest and the general partner of Nvest, L.P., and MetLife will cease to own any partnership interest in Nvest. MetLife is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company listed on the New York Stock Exchange. The address of Nvest, Nvest Corporation and Nvest, L.P. is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc., MetLife and MetLife, Inc. is One Madison Avenue, New York, New York 10010.

  The Transaction. On June 16, 2000, Nvest and CDC AM announced that they and certain of their respective affiliated companies had entered into an

Agreement and Plan of Merger (the "Merger Agreement"). Under the Merger Agreement, CDC AM would acquire all of the outstanding units of partnership interest in both Nvest and Nvest, L.P., at a price of $40 per unit. This price is subject to reduction (but not below $34 per unit) based in part on a formula that takes into account the investment advisory fees payable to CGM and other Nvest affiliates by their mutual fund and other investment advisory clients that have consented to the transaction. Assuming a transaction price of $40 per unit, and the number of units and options outstanding as of June 30, 2000, the aggregate price payable by CDC AM to acquire all of the units of Nvest will be approximately $1.5 billion, and the aggregate price payable by CDC AM to acquire all of the units of Nvest, L.P. (including payments with respect to units subject to options) will be approximately $375 million.

  The transaction will not occur unless various conditions are satisfied (or waived by the parties, if permitted by law). One of these conditions is obtaining approval or consent from investment advisory clients of CGM and other Nvest affiliates (including mutual fund clients) whose advisory fees represent a specified percentage of the total advisory fee revenues of the Nvest organization. Because of this condition, approval or disapproval by the Contractholders of the New Agreement, taken together with other clients' consents or approvals, could affect whether or not the transaction occurs. The transaction will result in the automatic termination of the Current Agreement. If for some reason the transaction does not occur, the automatic termination of the Current Agreement will not occur, and the New Agreement will not be entered into, even if it has been approved by the Contractholders.

  As a result of the acquisition, Nvest and Nvest, L.P. would become indirect wholly-owned subsidiaries of CDC AM, which in turn is 60% owned by CDC Finance, a wholly-owned subsidiary of Caisse des depots et Consignations ("CDC"). Founded in 1816, CDC is a major diversified financial institution with a strong global presence in the banking, insurance, investment banking, asset management and global custody industries. In addition to its 60% ownership of CDC AM through CDC Finance, CDC owns 40% of CNP Assurances, the leading French insurance company, which itself owns 20% of CDC AM. CDC also owns 35% of Caisse National des Caisses d'Epargne, which also owns 20% of CDC AM. CDC is 100% owned by the French state. The main place of business of CDC AM is 7, place des Cinq Martyrs du Lycee Buffon, 75015 Paris, France. The registered address of CDC Finance is 56, rue de Lille, 75007 Paris, France. The registered address of CDC is 56, rue de Lille, 75007 Paris, France. The registered address of CNP Assurances is 4, place Raoul Dautry, 75015 Paris, France. The registered address of Caisse National des Caisses d'Epargne is 5, rue Masseran, 75007 Paris, France. Following the acquisition, it is expected that Nvest will be renamed CDC Asset Management-North America.

  Various personnel of Nvest and of its affiliates, including CGM, have previously been granted options to purchase limited partnership units of Nvest, L.P. ("Nvest L.P. Units"). The Merger Agreement provides that these options will vest and become fully exercisable immediately before CDC AM's acquisition of Nvest and Nvest, L.P., even though some of these options would not otherwise have vested or been exercisable at that time. Each option will be converted into the right to receive cash from Nvest in an amount equal to the difference between the option's exercise price and the transaction price of $40 per unit (subject to reduction, but not below $34 per unit, as explained above).

 Certain Brokerage Matters

  In their consideration of the New Agreement, the Managers took account of CGM's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers' and dealers' provision of brokerage and research services to CGM. CGM has informed the Managers that it does not expect to change these practices as a result of CDC AM's acquisition of Nvest. A summary of these practices for CGM is set forth in Appendix C.

  The Managers recommend that the Contractholders vote to approve the New Agreement.

  Required Vote. The required vote for approval the New Agreement is the lesser of (1) 67% of the voting interests of the Fund represented at the Meeting, if more than 50% of the outstanding voting interests of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding voting interests of the Fund. If the Proposal is not approved by the Fund, the Manager's will consider what actions may be in the best interests of the Contractholders.

II. ELECTION OF MANAGERS (PROPOSALS 2 and 3)

  The Rules and Regulations of the Fund provide that the number of members of the Board shall be fixed by the Contractholders at any number not less than three nor more than 15. The Board recommends that the size of the Board be fixed at eight members and it is proposed that eight persons be elected as Board of Managers of the Fund, effective as of January 1, 2001. All the nominees are currently Managers, although, as described in detail below, Mses. Goggin and Brown intend to resign from office simultaneously with the acquisition of Nvest by CDC AM, unless the acquisition occurs on or after January 1, 2001 (in which case Mses. Brown and Goggin will not resign). The nominees, their ages at July 30, 2000 and their principal occupations and directorships during the past five years are listed below; similar prior positions within the same company (or with corporate predecessors and affiliates) are omitted.

 Name of Nominee     Age        Principal Occupations for Last Five Years
 ---------------     --- ------------------------------------------------------
 John J. Arena        63 Manager of the Fund since 1996; formerly, Vice
                         Chairman of the Board of Directors of Bay Banks, Inc.
                         and President, Bay Banks Investment Management

 Edward A. Benjamin*  62 Manager of the Fund since 1999; Director, Precision
                         Optics Corporation (optics manufacturer); formerly,
                         Partner, Ropes & Gray (law firm) until 1999;

 Mary Ann Brown*      48 Manager of the Fund since 1999; President, New England
                         Products and Services, New England Financial; Head of
                         Individual Business Product Management, MetLife;
                         Chairman, Security First Group; Director, Chairman,
                         Chief Executive Officer and President, New England
                         Pension and Annuity Company; Senior Vice President,
                         New England Life Holdings, Inc.; formerly, President
                         and Chief Executive Officer, Atlantic International
                         Reinsurance Company; formerly, Director, SRNM Swiss
                         Reinsurance Company, 1996-1998; formerly, Principal,
                         Tillinghast/Towers Perrin (consulting) until 1996

 John W. Flynn        61 Manager of the Fund since 1996; formerly, Vice
                         Chairman, Chief Financial Officer, Fleet Financial
                         Group (banking)

 Anne M. Goggin*      51 Manager of the Fund since 1995; Chairman of the Board
                         and President of the Fund; Senior Vice President and
                         General Counsel, New England Financial; Chief
                         Counsel--Individual Business, MetLife; Director,
                         Chairman and President, New England Investment
                         Management, Inc.; Director, New England Securities
                         Corporation; Director, New England Pension and Annuity
                         Company; Senior Vice President, New England Life
                         Holdings, Inc.

 Nancy Hawthorne      49 Manager of the Fund since 1995; Chairman of the Board,
                         WorldClinic (a distance medicine company); Director,
                         Perini Corporation (construction); Director, Avid
                         Technologies (computer software company); Director,
                         CGU (property and casualty insurance company);
                         formerly, Chief Executive Officer and Managing
                         Partner, Hawthorne, Krauss and Associates (corporate
                         financial advisor); formerly, Chief Financial Officer
                         and Executive Vice President, Continental Cablevision,
                         subsequently renamed MediaOne (a cable television
                         company)

 John T. Ludes        64 Manager of the Fund since 1996; formerly, Vice
                         Chairman, President and Chief Operating Officer,
                         American Brands (global conglomerate); formerly,
                         President and CEO, Acushnet Company (athletic
                         equipment)

 Dale R. Marshall     63 Manager of the Fund since 1995; President, Wheaton
                         College; formerly, Academic Dean, Wellesley College

-----------
* Mr. Benjamin is an "interested person" of the Fund, as defined in the Investment Company Act, because until December 1998 he was a partner of Ropes & Gray, a law firm that acted as counsel to the Fund and certain of its affiliated companies. He will continue to be classified as an "interested person" of the Fund until December 31, 2000. Mr. Benjamin receives the same remuneration from the Fund as is received by the Managers who are not "interested persons" of the Fund. Mses. Goggin and Brown are considered

  "interested persons" of the Fund due to their positions with New England Financial, and, in the case of Ms. Goggin, with the Fund. Mses. Brown and Goggin do not receive remuneration from the Fund for their service as Managers.

 Anticipated Resignations from the Board

  Part I of the Proxy Statement describes in detail the acquisition of Nvest by CDC AM, which will occur only if certain conditions are satisfied by Nvest and CDC AM. As discussed in Part I, Nvest has a substantial ownership interest in CGM. The proposed acquisition of Nvest by CDC AM will result in a change in ownership of several investment advisory businesses. The Investment Company Act provides that a mutual fund investment adviser (including CGM) or its affiliates can receive benefit or compensation in connection with a change of control of the investment adviser (such as CDC AM's acquisition of CGM's parent, Nvest) if certain conditions are satisfied. One of those conditions relates to the composition of the board of such mutual funds, and in this case, to the Managers.

  In order for CGM, MetLife, and each other person selling his, her or its interest in Nvest to CDC AM to receive benefit or compensation in connection with the acquisition of Nvest by CDC AM, at least 75% of the Managers must consist of persons who are not "interested persons," as defined in the Investment Company Act, of CGM. This condition will be satisfied upon the resignations of Mses. Goggin and Brown, two Managers who are interested persons of Nvest and CGM, simultaneously with the acquisition of Nvest by CDC AM. After these resignations, the Managers will consist of 6 persons, five of whom (or 83.3%) are not "interested persons" of Nvest and CGM. Mr. Benjamin will be an "interested person" of Nvest and CGM until January 1, 2001 because until December 1998 he was a partner of Ropes & Gray, a law firm that acted as counsel to Nvest (as well as to the Fund) and certain of Nvest's affiliated companies.

  On January 1, 2001, when Mr. Benjamin becomes an Independent Manager (and is no longer an "interested person" of Nvest or CGM), all six Managers will be Independent Managers. At that time, if Contractholders approve these Proposals 2 and 3, Mses. Goggin and Brown will be re-elected to the Board, as will all the current Managers, pursuant to the vote recommended below. Mses. Goggin and Brown will be able to rejoin the Board without violating the 75% test in
Section 15(f) of the Investment Company Act because after they rejoin the Board, 6 of 8 (or 75%) of the Managers will not be "interested persons" of Nvest or CGM. If the Contractholders do not approve Proposals 2 and 3, the six Independent Managers may, and have the current intention to, appoint Mses. Goggin and Brown as Managers on January 1, 2001 by resolution of the Managers.

  If the CDC AM acquisition of Nvest does not occur on or before January 1, 2001, neither Ms. Goggin nor Ms. Brown will resign in order to comply with the

Section 15(f) 75% test. As discussed above, Mr. Benjamin will be an Independent Manager on and after January 1, 2001, and 6 of 8 (or 75%) of the Managers will not be "interested persons" of Nvest or CGM on and after that date (unless there are other changes in the composition of the Managers). Therefore, Mses. Goggin and Brown will not be required to resign in connection with the Nvest acquisition, because the composition of the Board will already satisfy the
Section 15(f) 75% test.

 Term and Certain Interests of the Managers

  Each current Manager will serve as Manager until the next meeting held for the purpose of electing Managers and until his or her successor is elected and qualified, or until his or her earlier death, resignation, removal or retirement. If any of the Managers should be unavailable for election at the time of the Meeting (which is not presently anticipated), the persons named as proxies may vote for other persons in their discretion, or the Managers may vote to fix the number of Managers at less than eight.

  The Fund's Rules and Regulations do not provide for the annual election of Managers. However, in accordance with the 1940 Act, (i) the Fund will hold a shareholders' meeting for the election of Managers at such times as less than a majority of the Managers holding office have been elected by shareholders, and
(ii) if, after filling a vacancy on the Board of Managers, less than two-thirds of the Managers holding office would have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, the Fund's Rules and Regulations provide that a Manager (including persons elected by the Managers to fill vacancies in the Board of Managers) may be removed from office (a) with or without cause by the vote of a majority of all votes entitled to be cast at a meeting of Contractholders or (b) for cause by a majority of the Managers then in office.

  As of June 30, 2000, none of the nominees is a Contractholder, annuitant or other payee with respect to Contracts issued by the Fund.

Committees of the Board

  The Managers have delegated certain functions to two committees, the Audit Committee and the Contract Review and Governance Committee, each of which consists of certain Managers who are Independent Managers. Currently, the members of both the Audit Committee and the Contract Review and Governance Committee are Messrs. Arena, Flynn and Ludes and Mses. Hawthorne and Marshall.

  The Audit Committee's responsibilities include (i) review of financial and accounting controls and procedures; (ii) recommendations as to the selection of the independent accountants; (iii) review of the scope of the audit; (iv) review of financial statements and audit reports; and (v) review of the independence of the independent accountants and approval of fees and assignments relating to both audit and non-audit activities of the independent accountants. Mr. Flynn currently serves as chairman of the Audit Committee, which met twice in 1999. This Committee met twice between January 1, 2000 and July 30, 2000.

  The Contract Review and Governance Committee reviews and makes recommendations to the Board as to contracts requiring approval of a majority of the Managers who are not interested persons of the Fund or the adviser to the Fund, and any other contracts which may be referred to it by the Board. This Committee also makes recommendations to the Board regarding nominees for election as Managers of the Fund and the compensation of the Managers who are not directors, officers or employees of the Fund's investment adviser. The Committee will consider nominees recommended by Contractholders. Written recommendations together with supporting information should be directed to the Committee in care of the Fund. Mr. Arena currently serves as chairman of the Contract Review and Governance Committee, which met two times in 1999. This Committee met two times between January 1, 2000 and July 30, 2000.

  During 1999, the Board of Managers of the Fund held five meetings. The Board held four meetings between January 1, 2000 and July 30, 2000. Each of the Managers attended all of his/her Board and Committee meetings in 1999 except Mr. Hinchey, who attended 75% of these meetings. Each of the Managers attended all of his/her Board and Committee meetings between January 1, 2000 and July 30, 2000 except Mr. Flynn, who attended 88% of these meetings due to surgery, Mr. Ludes, who attended 75% of these meetings, and Ms. Hawthorne, who attended 88% of these meetings.

Board Compensation

  The Fund does not pay any remuneration to its officers or to its Managers who are directors, officers or employees of the Fund's investment adviser.

  Each Manager other than Mses. Brown and Goggin currently receives, in the aggregate for serving on the boards of the Fund and New England Zenith Fund (the "Zenith Fund"), a retainer fee at the annual rate of $22,000 and meeting attendance fees of $3,500 for each Board meeting he or she attends. Committee chairmen also receive an additional retainer fee at the annual rate of $6,000 for the Contract Review and Governance Committee chairman and $4,000 for the Audit Committee chairman. These fees are allocated among the Fund and the Zenith Fund based on a formula that takes into account, among other factors, the net assets of each, or in such other manner as the board deems appropriate.

  During the fiscal year ended December 31, 1999, the current Board of Managers of the Fund received the amounts set forth below for serving as Board of Managers of the Fund and also for serving on the governing board of the Zenith Fund, which as of December 31, 1999, had sixteen funds.

                               Compensation Table
                 for the fiscal period ended December 31, 1999

          (1)                 (2)           (3)            (4)             (5)
                                                                          Total
                                        Pension or                    Compensation
                           Aggregate   Retirement as    Estimated     from Fund and
                          Compensation    Part of    Annual Benefits  Fund Complex*
Name of Person, Position   from Fund   Fund Expenses Upon Retirement Paid to Manager
------------------------  ------------ ------------- --------------- ---------------
John J. Arena...........     $1,525         --             --              $43,500

Edward A. Benjamin (a)..        216         --             --                7,500

Mary Ann Brown..........          0         --             --                    0

John W. Flynn...........      1,280         --             --               36,000

Anne M. Goggin..........          0         --             --                    0

Nancy Hawthorne.........      1,433         --             --               37,500

Joseph M. Hinchey (b)...      1,161         --             --               36,500

Robert B. Kittredge
 (b)....................        [  ]        --             --          [72,000(c)]

John T. Ludes...........      12,66         --             --               35,000

Dale R. Marshall........      1,433         --             --               37,500

-----------
* The current Managers who are not directors, officers or employees of the Fund's investment adviser receive compensation for serving on the board of the Fund and, subject to requirements imposed by the Zenith Fund, for serving of the board of the Zenith Fund.
(a) Mr. Benjamin was elected to the Board by shareholders on October 15, 1999.
(b) Messrs. Hinchey and Kittredge retired from the Board as of December 31,
    1999.
(c) Mr. Kittredge's compensation includes amounts paid to him as a Manager of the CGM Fund, an affiliate of the Fund.

Executive Officers of the Fund

  The following table lists the executive officers of the Fund. Each such person has been elected to the indicated office by the Fund's Managers, and each such person's term is until his or her successor is elected and qualified, or earlier resignation, retirement or removal. Each such person's principal occupation is as an employee or officer of, and each such person serves as an officer of the Fund at the request of, one or more of CGM, New England Securities, New England Financial or the parent companies of one or more of the foregoing. Each officer's current principal occupation is listed; similar prior positions within the same company (or with corporate predecessors) are omitted.

                               Office with      Principal Occupation; Business
    Name and Office With         the Fund      Experience for at Least the Past
 Fund (Age at July 30, 2000)    Held Since                Five Years
 --------------------------- ---------------- ---------------------------------
 Anne M. Goggin,             June 17, 1999    Manager of the Fund since 1995;
 Chairman of the Board,                       Chairman of the Board and
 Chief Executive Officer,                     President of the Fund; Senior
 President (51)                               Vice President and General
                                              Counsel, New England Financial;
                                              Chief Counsel--Individual
                                              Business, MetLife; Director,
                                              Chairman and President, New
                                              England Investment Management,
                                              Inc. ("NEIM"); Director, New
                                              England Securities Corporation;
                                              Director, New England Pension and
                                              Annuity Company; Senior Vice
                                              President, New England Life
                                              Holdings, Inc.

 Thomas M. Lenz,             February 1, 2000 Counsel, New England Financial;
 Secretary (42)                               General Counsel, Secretary and
                                              Clerk, NEIM; formerly, Vice
                                              President, State Street Bank and
                                              Trust Company; Senior Vice
                                              President, U.S./Offshore Product
                                              Development and Associate General
                                              Counsel, Signature Financial
                                              Group, Inc.; Attorney, Ropes &
                                              Gray

  The address of each of the officers of the Fund is 501 Boylston Street, Boston, Massachusetts 02116.

Manager Recommendation

  The current Board of Managers of the Fund unanimously recommends that the Contractholders vote FOR fixing the number of Managers at eight and FOR the election of each of the nominees.

  Fixing the number of Managers and electing the Board of Managers will each be by a majority of the votes represented at the Meeting either in person or by proxy, assuming that a quorum (30% of all votes which may be cast by Contractholders) is present either in person or by proxy.

III. OTHER MATTERS

  Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers of the Meeting. With respect to each Proposal, abstentions from voting will have the effect of a negative vote in that Proposal.

  In the event that sufficient votes in favor of any Proposal are not received by October 28, 2000, the persons named as proxies may vote on those matters as to which sufficient votes have been received and may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the voting interest present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such Proposal. They will vote against any such adjournment those proxies required to be voted against such Proposal and will not vote any proxies that direct them to abstain from voting on such Proposal.

  Although the Meeting is called to transact any other business that may properly come before it, the only business that the Board of Managers intends to present or knows that others will present are Proposals 1 through 3 mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

  New England Securities Corporation, 399 Boylston Street, Boston, Massachusetts 02116, is the Fund's principal underwriter.

  Contractholder proposals will be included in the Fund's proxy material for any future meetings of Contractholders of the Fund provided that they are received by the Fund within a reasonable time before the Fund solicits proxies relating to such future meetings, and provided that they are otherwise appropriate for inclusion.

                                                                     Appendix A

                             Form of New Agreement

                              ADVISORY AGREEMENT

  AGREEMENT made as of this [      ] by and between NEW ENGLAND VARIABLE
ANNUITY FUND I (the "Fund"), a separate investment account of Metropolitan Life Insurance Company and a registered investment company under the Investment Company Act of 1940 (the "1940 Act"), and CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts partnership (the "Adviser").

                                  WITNESSETH:

  WHEREAS, the Fund and the Adviser wish to enter into an agreement setting forth the terms upon which the Adviser will perform certain services for the Fund;

  NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties agree as follows:

  1. The Fund hereby employs the Adviser to manage, subject to the supervision of the Board of Managers of the Fund, the investment and reinvestment of the assets held in the Fund in a manner consistent with the investment policies and restrictions set forth in its registration statement and prospectus filed under the Securities Act of 1933, as from time to time amended, and in accordance with all other applicable provisions of law. The Adviser shall perform the services herein set forth for the period and on the terms in this Agreement set forth. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, but no other services or obligations with respect to the management of the affairs of the Fund, for the compensation herein provided. The Adviser shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

  2. In carrying out its obligations to manage the investment and reinvestment of the assets belonging to the Fund, the Adviser shall at its own expense:

    (a) obtain and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall believe necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Fund in accordance with the Fund's investment objective and policies;

    (b) take such steps as are necessary to implement the investment policies of the Fund, including the placing of orders for purchase and sale of securities; and

    (c) regularly report to the Board of Managers with respect to the implementation of the investment policies of the Fund. Nothing herein shall require the Adviser to bear the cost of or reimburse the Fund for brokers' commissions and issue and transfer taxes payable in connection with the purchase or sale of the Fund's investments.

  3. All activities in connection with the management of the affairs of the Fund undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Managers, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

  4. The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

  5. As compensation for its services hereunder, the Fund shall pay the Adviser compensation equal to a daily deduction of .0084% (.3066% on an annual basis) of the current value of the total net assets of the Fund (it being understood that the phrase "total net assets" means total assets less all accrued expenses including, if any, accrued tax liabilities and reserves for taxes arising from the income and realized and unrealized capital gains on the assets of the Fund). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Managers of the Fund may from time to time determine and specify in writing to the Adviser. The current value of the total assets of the Fund on any day shall be the value of such assets as of the close of trading on the New York Stock Exchange on such day, or, if said Exchange is closed on such day, as of the close of trading on the next day on which said Exchange is open.

  6. It is understood that any of the variable annuity Contractholders, Managers, trustees, officers, employees and agents of the Fund may be a partner, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Rules and Regulations of the Fund or the Partnership Agreement of the Adviser, or by specific provisions of applicable law.

  7. This Agreement shall become effective as of the date above first written and shall remain in full force and effect continuously thereafter provided, however, that:

    (a) unless otherwise terminated, this Agreement shall continue in until August 30, 2001, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Managers of the Fund or by vote of the variable annuity Contractholders by the affirmative vote of a majority of the votes which may be cast by all variable annuity Contractholders, and (ii) by vote of a majority of the Managers of the Fund who are not interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval;

    (b) this Agreement may at any time be terminated on sixty days' written notice to the Adviser either by vote of the Board of Managers of the Fund or by vote of a majority of the votes which may be cast by all of the variable annuity Contractholders;

    (c) this Agreement shall automatically terminate in the event of its assignment by the Adviser;

    (d) this Agreement may be terminated by the Adviser on ninety days' written notice to the Fund;

    (e) if New England Life Insurance Company requires the Fund to change its name so as to eliminate all references to the words "New England," then this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by the variable annuity Contractholders of the Fund by the affirmative vote of a majority of the votes which may be cast by all variable annuity Contractholders.

  Termination of this Agreement pursuant to this Section 7 shall be without payment of any penalty.

  8. (a) For the purposes of this Agreement, the phrase "affirmative vote of a majority of the votes which may be cast by all variable annuity Contractholders" means the affirmative vote, at a duly called and held meeting of the variable annuity Contractholders of the Fund, (1) of variable annuity Contractholders who hold 67 percent or more of all the votes which may be cast by such Contractholders of the Fund as are present (in person or by proxy) and entitled to vote at such meeting, provided that variable annuity Contractholders holding more than 50 percent of all votes of the Fund entitled to be cast at such meeting are present (in person or by proxy), or (2) of the holders of more than 50 percent of all votes which may be cast by all variable annuity Contractholders of the Fund entitled to vote at such meeting, whichever is less.

  (b) For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "variable annuity Contractholder" shall mean the owner of a variable annuity contract which depends in whole or in part upon the investment performance of the Fund, and shall to the extent provided in the Rules and Regulations of the Fund include Metropolitan Life Insurance Company.

  9. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by the affirmative vote of a majority of the votes which may be cast by all of the variable annuity Contractholders.

  10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Fund, to any variable annuity Contractholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

  11. This Agreement is and shall be subject to the provisions of the 1940 Act, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

NEW ENGLAND VARIABLE ANNUITY FUND I

By _________________________
 Name:
 Title:

CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP

By: Kenbob, Inc., as General Partner

By _________________________
 Name:
 Title:

                                                                     Appendix B

                   Certain Other Mutual Funds Advised by CGM

  CGM acts as investment adviser or subadviser to the following other mutual funds that have investment objectives similar to the Fund's, for compensation at the annual percentage rates of the corresponding average net asset levels of those funds set forth below.

                                                                                 Relationship
                         Net Assets of                                             to Other
                             Other                                                   Fund
   Other Fund(s) with       Funds at                                             (Adviser or
   Similar Objectives    June 30, 2000                  Fee Rate                 Subadviser)
   ------------------    --------------                 --------                 ------------
Capital Growth Series... $1,825,626,422 0.70% of first $200 million                Adviser
                                        0.65% of next $300 million
                                        0.60% of next $1.5 billion
                                        0.55% of amounts in excess of $2 billion
Nvest Growth Fund....... $1,688,410,971 0.75% of first $200 million                Adviser
                                        0.70% of next $300 million
                                        0.65% of next $1.5 billion
                                        0.60% of amounts in excess of $2 billion

                                                                     Appendix C

                           Certain Brokerage Matters

  In placing orders for the purchase and sale of portfolio securities for the Fund, CGM always seeks the best price and execution. Transactions in unlisted securities will be carried out through broker-dealers that make the primary market for such securities unless, in the judgment of CGM, a more favorable price can be obtained by carrying out such transactions through other brokers.

  Receipt of research services from brokers may sometimes be a factor in selecting a broker that CGM believes will provide the best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce CGM's expenses. Such services may be used by CGM in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

                            VOTING INSTRUCTION FORM

          THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE
               MANAGERS OF NEW ENGLAND VARIABLE ANNUITY FUND I.

The undersigned hereby instructs that all shares of New England Variable Annuity Fund I (the "Fund") deemed attributable to the undersigned's variable annuity contracts with the issuing insurance company to be voted at the Special Meeting of Contractholders of the Fund on October 30, 2000 (the Notice and Proxy Statement with respect to which have been received by the undersigned), and at all adjournments thereof, on each proposal described in said Notice as set forth on the reverse side hereof.

The issuing insurance company is authorized to vote in its discretion on any other matters which may properly come before the meeting.

           YOUR VOTE IS IMPORTANT.  Please vote as soon as possible

                            PLEASE SEE REVERSE SIDE

     THE BOARD OF MANAGERS RECOMMENDS A VOTE FOR EACH   [X] Please mark your
                 OF THE PROPOSALS BELOW.                --------------------
                                                       vote as in this example.


 IF NO SPECIFICATION IS MADE FOR A PROPOSAL, THE PROXY SHALL BE VOTED FOR THAT
 -----------------------------------------------------------------------------
                                   PROPOSAL.
                                   --------

   [_] To vote FOR all Proposals, mark this box and    NOTE:  Please sign exactly as your name appears on this Proxy.
   sign, date and return this instruction form.        When signing in a fiduciary capacity, such as executor, administrator,
   (No additional vote is necessary.)                  trustee, attorney, guardian, etc., please so indicate.


  [If you wish to vote by telephone, please            Corporate and partnership proxies should be signed by an
  see the enclosed instruction card.]                  authorized person indicating the person's title.


                            Date ____________________________, 2000


                            ____________________________________________________
                            Signature(s), Title(s), (if applicable)


          PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

1. To approve a new investment advisory agreement between Capital Growth Management Limited Partnership and the Fund.

     FOR    AGAINST    ABSTAIN
     [_]      [_]        [_]


2.   To fix the number of members of the Board of Managers at eight members.

     FOR    AGAINST    ABSTAIN
     [_]      [_]        [_]


3.   To elect a Board of Managers.

     FOR ALL                         WITHHOLD FOR ALL
     (except as noted below)
       [_]                                [_]

Managers: John J. Arena, Edward A. Benjamin, Mary Ann Brown, John W. Flynn, Anne
          M. Goggin, Nancy Hawthorne, Joseph M. Hinchey, Robert B. Kittredge, John T. Ludes and Dale Rogers Marshall.

Instruction:  To withhold authority to vote for any individual Manager, strike a line through the Manager's name in the list above.